Exhibit 99.2 Shareholder Letter Q3 2020 OCTOBER 29, 2020

Achieved $1B annual revenue run rate* Our revenue in the third quarter grew 24% year-over-year. We saw signs that the initial shock of the COVID-19 pandemic is behind us as demand for our solutions demonstrated strong growth and as churn and contraction rates improved signiﬁcantly, moving closer to historical levels. As a result of our better-than-expected performance and the measured approach we have taken toward investment in an uncertain environment, we delivered substantial improvement in GAAP and non-GAAP operating margins, which increased 6.0 and 4.5 percentage points, respectively, year-over-year. Mikkel Svane CEO Zendesk achieved a signiﬁcant milestone by crossing a billion-dollar annual revenue run rate during the third quarter, a testament to the broad adoption we see for our customer experience solutions worldwide. We are on a clear trajectory to reach our billion dollar annual revenue goal in 2020, one that we set in 2016. We are excited by the momentum built in our business over the course of the last quarter, but we know nothing is predictable in a pandemic. We continue to remain cautious. The persistent impact of the pandemic may continue to impact the global economy and our customers. While the pandemic has created many challenges, it has also created circumstances that play to our attributes as businesses adapt and react to a radically changed environment. Companies across industries and of all sizes are quickly reorienting towards digital customer engagement. Zendesk helps Elena Gomez them quickly make the necessary adjustments and deliver results for a better customer experience. CFO Q3 2020 OUTPERFORMANCE GUIDANCE Marc Cabi *Annual revenue run rate was calculated by multiplying our revenue for the third quarter of 2020 by four. SVP, Finance, Strategy and IR Zendesk Shareholder Letter Q3 2020 - 2

Summary ﬁnancial results Third quarter ﬁscal year 2020 (in thousands, except per share data) Zendesk Shareholder Letter Q3 2020 - 3

Momentum and resilience of our business is showing

Our business trends demonstrated good momentum in the third quarter, following a pronounced impact on our business from COVID-19 in the second quarter. We saw strong demand for our solutions and good growth in the number of new paid customer accounts. Our churn rate trended toward historical levels. Our contraction rate improved significantly compared to the second quarter but remained elevated compared to historical trends. We are encouraged that some of our customers that contracted in the second quarter already expanded in the third quarter.

Remaining performance obligations (RPO) growth re-accelerated in the third quarter. Total RPO grew 43% year-over-year while short-term and long-term RPO increased 39% and 56% year-over-year, respectively.

We believe COVID-19 has forced every organization to focus on how they can better engage with their customers, suppliers, and employees. Organizations are using our solutions to quickly adapt and scale in a new virtual environment and to help them reimagine how they work and serve customers. For example, traditional brick-and-mortar businesses are embracing new models of engagement across stores, ecommerce, and emerging channels like social and messaging. They are moving quickly to strengthen ecommerce and virtual offerings, transition in-store talent to online, offer new digital touch points, and offer special services such as curbside pickup and delivery. Additionally, across many types of industries, companies are going direct-to-consumer so they can own the relationship and experience with their customers.

Messaging is a new frontier of customer conversation, and we are seeing organizations embrace it for its convenience and immediacy. Our customers are implementing messaging solutions through our Sunshine Conversations platform and by using the major social messaging channels now integrated into our Support Suite, and both are becoming key differentiators for us.


New business bookings momentum continues
New business net of churn very strong
Churn returning to pre-covid levels
Bookings* in ARR ($M)
Q4'19
Q1'20
Q2'20
Q3'20


Strong expansion bookings
Expansion net of contraction returns to growth
Contraction trending toward pre-covid levels
Bookings* in ARR ($M)
Q4'19
Q1'20
Q2'20
Q3'20

*Core bookings, which exclude bookings from Sell and Sunshine Conversations. Additionally, the two vertical axises above do not start with zero.

4

Zendesk is helping businesses adapt to new environment and realize quick time-to-value

A video-on-demand platform experienced strong growth in sales and customers in March with the onset of COVID-19. The company's **support team was able to provide faster response and resolutions times and more personalized conversations at scale** by implementing messaging solutions, together with our self-service and telephony solutions.

An electronics retail chain known for providing exceptional in-store service and advice could no longer meet face-to-face with their customers. The retailer **quickly enabled in-store sales staff to engage with its customers on its ecommerce platform**, providing them with a personalized, guided online sales experience.

A convenience store chain recently launched its delivery app. Previously, agents were logging ticket resolutions in a spreadsheet while simultaneously toggling between their home-grown order management system and refund system. With the help of Zendesk, **agents can now leverage automation to locate delivery orders, link tickets to orders, process refunds or credit** without leaving the Zendesk interface.

A beauty brand had to close its brick-and-mortar locations, where its consultants used to provide in-person customer services. The company **quickly converted its in-store beauty consultants to online beauty consultants.** The fast transition enabled the company to meet customers at their preferred channel and to meet the sharp increase in online channel demand.

A home furniture company saw a majority of its web traffic coming from mobile devices yet most purchases were from laptops. The company wanted to improve its mobile transaction conversion rate. It **used Sunshine Conversations to enable transactions through social messaging** in a secure and customer-friendly fashion. Now its customers are able to complete transactions while using the messaging channels that are already loaded on their phones.

A mobile-only bank is transforming banking by enabling customers to use the latest technology to manage their money entirely through a banking app on their mobile device. Customers can access their money wherever and whenever they want to, receive real-time notifications of income and transactions, and automatically categorize their spending. **Providing exceptional 365/24/7 customer service** is fundamental to its success.

Trusted by more than 160,000 customers, from SMBs to large enterprises, across a multitude of industries Among the customers to join or expand with us recently are: A beauty box A residential owner and A company subscription rental management that provides company company student loans A Spanish shipping An Australian The ﬁnancing division company based home of a conglomerate entertainment company retailer A multi-mobility A tax preparation A pneumatic and electric company company automation equipment manufacturing company A cybersecurity and A greeting card A ﬁtness product IT workforce and gift company company development platform A software platform A document A U.K.-based for kitchen and management holiday cottage bathroom design company agency A software platform A global dining An online game for commercial brand and parent developer and drones company of Panda publisher Express A ﬁne food and A ﬁntech company A university beverage company that provides in Michigan mobile payment services Zendesk Shareholder Letter Q3 2020 - 6

Helping Siemens Financial Services transition to paperless and quickly adapt during pandemic

In 2018, Siemens Financial Services (SFS), a division of Siemens that provides international B2B financing solutions, began a journey to go paperless. The SFS Support team managed customer interactions across shared inboxes, spreadsheets, and paper trails and it was a real challenge to identify the reason behind spikes in customer inquiries. After searching for a platform to unify the experience, SFS selected Zendesk and implemented the solution in three days. A marked improvement in reporting, response times, and collaboration transformed the support team into a source of feedback and innovation for the rest of the business, and led SFS to onboard six more departments. Now with the ability to focus on business-impacting projects and fine-tune efficiencies, the SFS Business Process team built and implemented a Zendesk Sunshine-based app. The app enables agents to view customer contract information within Zendesk, which facilitated the business initiative to move to a fully paperless process, which SFS accomplished in January 2020. The team was also able to respond quickly during the onset of COVID-19, when it saw a 30 percent increase in ticket volume. Leaders used support data to make decisions about how to respond, as the entire business moved online within 48 hours.


SIEMENS

"Zendesk helped us quickly get control once the volumes spiked, both to understand what was happening and take steps to proactively reduce the volume, handle the queries, and manage the backlog."

\- Steven Franklin, SFS' Global Head of Customer Service


BALEÀRIA

Helping Baleària to communicate and engage with passengers

Baleària, a Spanish shipping company, received a barrage of support requests as a result of COVID-19. Ticket volumes increased by 500 percent, and its support team began handling annual ticket volumes at a monthly cadence. The company, which typically ferries millions of people and cargo across three continents, wanted to provide real-time support and also leverage WhatsApp to proactively send boarding passes and offer support to passengers. Baleària implemented Zendesk Chat in a span of two days and added WhatsApp in Zendesk Support integration. The team also enabled Answer Bot and ramped self-service in Zendesk Guide to help manage volume. These steps have allowed agents to handle more issues, faster, and Baleària delivered a customer experience that helped it to earn a Global Safe Site COVID-19 badge from Bureau Veritas in May of 2020.


cabify

Helping Cabify with multi-party engagement

Cabify, a multi-mobility company based in Madrid that serves around 90 cities in Spain and Latin America, has used Zendesk Support, Chat, and Guide as its external customer service solution since 2016. Committed to efficiency and ease of use, Cabify also spun up internal instances to support new driver onboarding and product quality assurance and, in 2019, implemented Sunshine Conversations to include WhatsApp as a channel available to riders, drivers, and businesses. In 2020, Cabify was faced with quickly moving its Excellence Support team of more than 200 agents to remote work, requiring new methods for tracking timesheets and productivity to sustain its KPIs. Support managers leveraged integrations from the Zendesk Marketplace to help bridge this transition. Cabify's ability to adapt to changing market conditions has allowed it to provide Personal Protective Equipment (PPE) to thousands of drivers and maintain focus on its sustainability goals.


#BOXYCHARM
OFRAPRO
Hello, Charmer!
BOXYCHARM

Helping BoxyCharm to create personalized customer experience

BoxyCharm is one of the fastest-growing subscription boxes, and disrupted the industry by being first to market by offering 5 full-size products with a mix of prestige, indie, and emerging beauty brands for only $25 per box. The company seeks to provide its customers—known as 'Charmers'—with an experience as unique and personalized as its boxes, yet beyond its ongoing need to scale, BoxyCharm struggled to find a solution that could bring the end-to-end experience together. The company wanted to allow Charmers to reach out for help on the channel of their choice and to integrate customer interaction data back into the product. With the Zendesk Suite and Zendesk Sunshine, BoxyCharm is currently building a single, unified Charmer profile so that agents have all the context they need without navigating multiple systems, and creating a holistic, world-class brand experience that leaves customers truly charmed.

Zendesk Shareholder Letter Q3 2020 - 7

Enterprise proxy Operating metrics % of total quarter-ending Support ARR from paid customer A key metric we use to gauge our penetration within larger accounts with 100+ Support agents organizations is represented by the percentage of Support ARR generated by customers with 100 or more Support agents. That percentage was approximately 43% at the end of the third quarter of 2020, compared to 43% at the end of the second quarter of 2020 and 42% as reported at the end of the third quarter of 2019. Our dollar-based net expansion rate, which we use to quantify our annual expansion within existing customers, was 112% at the end of the third quarter, compared to 111% at the end of the second quarter 43% 42% Q3 2020 of 2020. Our dollar-based net expansion rate was 116% at the end of Support ARR Total 100+ agents the third quarter of 2019. Consistent with expectations in prior quarters, we believe a healthy dollar-based net expansion rate for Zendesk in a normal market environment is 110% - 120%. We believe an indicator of our midsized and large enterprise execution is encompassed in the growth of remaining performance obligations (RPO). RPO represents future revenues that are under contract but have not yet been recognized. Dollar-based net expansion rate Remaining performance obligations (RPO) in millions 120% HEALTHY RANGE Short-term RPO 116% +43% y/y Long-term RPO 112% +56% y/y 110% +39% y/y Zendesk Shareholder Letter Q3 2020 - 8

Guidance For the quarter ending December 31, For the year ending December 31, 2020, 2020, we expect to report: we expect to report: ● Revenue in the range of $274 - 279 million ● Revenue in the range of $1.020 - 1.025 billion ● GAAP operating income (loss) in the range of $(39) - (35) ● GAAP operating income (loss) in the range of $(139) - (135) million, which includes share-based compensation and million, which includes share-based compensation and related expenses of approximately $51 million, amortization related expenses of approximately $192 million, amortization of purchased intangibles of approximately $2 million, and of purchased intangibles of approximately $9 million, and acquisition-related expenses of approximately $2 million. acquisition-related expenses of approximately $7 million. This guidance may be impacted by the real estate This guidance may be impacted by the real estate impairment discussed below, depending on the amount impairment discussed below, depending on the amount and and timing of its determination, and such impact has not timing of its determination, and such impact has not been been included in this guidance. included in this guidance. ● Non-GAAP operating income (loss) in the range of $16 - 20 ● Non-GAAP operating income (loss) in the range of $69 - 73 million, which excludes share-based compensation and million, which excludes share-based compensation and related expenses of approximately $51 million, amortization related expenses of approximately $192 million, amortization of purchased intangibles of approximately $2 million, and of purchased intangibles of approximately $9 million, and acquisition-related expenses of approximately $2 million. acquisition-related expenses of approximately $7 million. We may additionally exclude a portion or all of the real We may additionally exclude a portion or all of the real estate estate impairment discussed below, depending the amount impairment discussed below, depending the amount and and timing of its determination, and such impact has not timing of its determination, and such impact has not been been included in this guidance. included in this guidance. ● Approximately 116 million weighted average shares ● Approximately 115 million weighted average shares outstanding (basic) outstanding (basic) ● Approximately 122 million weighted average shares ● Approximately 121 million weighted average shares outstanding (diluted) outstanding (diluted) ● Free cash ﬂow to be approximately $15 million or higher, which could be impacted by the real estate changes discussed below, and such impact has not been included in this guidance Zendesk Shareholder Letter Q3 2020 - 9

Guidance (continued) In the fourth quarter of 2020, we concluded that we will no longer We have not reconciled free cash ﬂow guidance to net cash from occupy two of our leased oﬃce buildings in San Francisco. As a operating activities for the full year 2020 because we do not provide result, we estimate that before March 31, 2021, we expect to record guidance on the reconciling items between net cash from operating an impairment charge of approximately $13 - 17 million related to activities and free cash ﬂow, as a result of the uncertainty regarding, these lease assets, which will impact our GAAP operating income. and the potential variability of, these items. The actual amount of such Additionally, we estimate that before March 31, 2021, we may reconciling items will have a signiﬁcant impact on our free cash ﬂow accelerate remaining contractual rent payments, which total and, accordingly, a reconciliation of net cash from operating activities approximately $12 million, plus additional operating costs. Such to free cash ﬂow for the full year 2020 is not available without costs, depending on the amount and timing of their determination, unreasonable eﬀort. will impact our cash ﬂow results. The actual amount and timing of the impairments and the cash outﬂows will depend on the outcome of Zendesk’s estimates of share-based compensation and related negotiations with landlords and potential subtenants, and the timing expenses, amortization of purchased intangibles, acquisition-related of completion of lease decommission activities. expenses, weighted average shares outstanding, and free cash ﬂow in future periods assume, among other things, the occurrence of no There are many factors that can aﬀect our actual results which are additional acquisitions, investments, or restructurings and no further discussed below and in the risk factors in our ﬁlings with the revisions to share-based compensation and related expenses. Securities and Exchange Commission. Some of the key risk factors include global macroeconomic conditions, the impact of the COVID-19 pandemic on our business, business conditions of customers in challenged industries, the eﬀect on demand for our products from customers which can and has resulted in higher levels of contraction than historical levels, and the ability of our customers to manage the current severe economic downturn. Zendesk Shareholder Letter Q3 2020 - 10

Select ﬁnancial measures (in millions) Quarter-over-quarter comparisons (q/q) are for the three months ended September 30, 2020, compared to the three months ended June 30, 2020. Year-over-year comparisons (y/y) are for the three months ended September 30, 2020, compared to the three months ended September 30, 2019. See a reconciliation of non-GAAP measures presented at the end of this letter. Zendesk Shareholder Letter Q3 2020 - 11

Condensed consolidated statements of operations (in thousands, except per share data; unaudited) Zendesk Shareholder Letter Q3 2020 - 12

Condensed consolidated balance sheets (in thousands, except par value; unaudited) Zendesk Shareholder Letter Q3 2020 - 13

Condensed consolidated statements of cash ﬂows (in thousands; unaudited) Zendesk Shareholder Letter Q3 2020 - 14

Non-GAAP results (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. Zendesk Shareholder Letter Q3 2020 - 15

Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. Zendesk Shareholder Letter Q3 2020 - 16

Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. Zendesk Shareholder Letter Q3 2020 - 17

About Zendesk

Zendesk is a service-first CRM company that builds support, sales, and customer engagement software designed to foster better customer relationships. From large enterprises to startups, we believe that powerful, innovative customer experiences should be within reach for every company, no matter the size, industry or ambition. Zendesk serves more than 160,000 customers across a multitude of industries in over 30 languages. Zendesk is headquartered in San Francisco, and operates offices worldwide. Learn more at www.zendesk.com.

Forward-looking statements

This shareholder letter contains forward-looking statements, including, among other things, statements regarding Zendesk's future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as "may," "should," "will," "believe," "expect," "anticipate," "target," "project," and similar phrases that denote future expectation or intent regarding Zendesk's financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk's actual results, performance, or achievements to differ materially, including (i) the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, Zendesk's business, operations, revenue results, cash flow, operating expenses, demand for its solutions, sales cycles, customer retention, and its customers' businesses; (ii) other adverse changes in general economic or market conditions; (iii) Zendesk's ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (iv) Zendesk's ability to effectively expand its sales capabilities; (v) Zendesk's substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (vi) Zendesk's expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (vii) the intensely competitive market in which Zendesk operates and the difficulty that Zendesk may have in competing effectively; (viii) Zendesk's ability to effectively market and sell its products to larger enterprises; (ix) Zendesk's ability to introduce and market new products and to support its products on a shared services platform; (x) Zendesk's ability to maintain and develop its strategic relationships with third parties; (xi) Zendesk's ability to prevent, mitigate, and respond effectively to both historical and future data breaches and to securely maintain customer data; (xii) Zendesk's ability to effectively manage its growth and organizational change, including its international expansion strategy; (xiii) Zendesk's ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xiv) Zendesk's ability to comply with privacy and data security regulations; (xv) potential service interruptions or performance problems associated with Zendesk's technology and infrastructure; (xvi) the development of the market for software as a service business software applications; (xvii) real or perceived errors, failures, or bugs in its products; (xviii) Zendesk's ability to accurately forecast expenditures on third-party managed hosting services; and (xix) the amount and timing of any determination of real estate impairments relating to expected lease abandonment matters.

The forward-looking statements contained in this shareholder letter are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Forward-looking statements represent Zendesk's management's beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law.

About non-GAAP financial measures

To provide investors and others with additional information regarding Zendesk's results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-Based Compensation and Amortization of Share-Based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk's control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity's developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Zendesk Shareholder Letter Q3 2020 - 18

Loss on Early Extinguishment of Debt: In March 2018, Zendesk issued $575 million aggregate principal amount of 0.25% convertible senior notes due in 2023 (the "2023 Notes"). In June 2020, Zendesk issued $1,150 million aggregate principal amount of 0.625% convertible senior notes due in 2025 (the "2025 Notes"). In connection with the offering of the 2025 Notes, Zendesk used $618 million of the net proceeds from the offering of the 2025 Notes to repurchase $426 million aggregate principal amount of the 2023 Notes in cash through individual privately negotiated transactions (the "2023 Notes Partial Repurchase"). Of the $618 million consideration, $393 million and $225 million were allocated to the debt and equity components, respectively. As of the repurchase date, the carrying value of the 2023 Notes subject to the 2023 Notes Partial Repurchase, net of unamortized debt discount and issuance costs, was $367 million. The 2023 Notes Partial Repurchase resulted in a $26 million loss on early debt extinguishment. As of September 30, 2020, $149 million of principal remains outstanding on the 2023 Notes. The loss on early extinguishment of debt is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods.

Amortization of Debt Discount and Issuance Costs: The imputed interest rates of the 2023 Notes and the 2025 Notes were approximately 5.26% and 5.00%, respectively. This is a result of the debt discounts recorded for the conversion features of the Notes that are required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Income Tax Effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk's current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ending December 31, 2020, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, plus repayment of convertible senior notes attributable to debt discount, less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2020 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items.

The actual amount of such reconciling items will have a significant impact on Zendesk's free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2020 is not available without unreasonable effort.

Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin beyond the fiscal quarter ending December 31, 2020 because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk's non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort.

Zendesk's disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk's cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk's infrastructure and customer experience organization.

Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk's non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk's operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, and acquisition-related expenses, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods.

Zendesk Shareholder Letter Q3 2020 - 19

When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

Non-GAAP gross margin for the second quarter of 2020 excludes $5.9 million in share-based compensation and related expenses (including $0.5 million of amortization of share-based compensation capitalized in internal-use software and $0.3 million of employer tax related to employee stock transactions), $1.6 million of amortization of purchased intangibles, and $0.1 million of acquisition-related expenses. Non-GAAP operating income and non-GAAP operating margin for the second quarter of 2020 exclude $46.5 million in share-based compensation and related expenses (including $2.3 million of employer tax related to employee stock transactions and $0.5 million of amortization of share-based compensation capitalized in internal-use software), $1.8 million of acquisition-related expenses, and $2.3 million of amortization of purchased intangibles.

Free cash flow for the third quarter of 2020 includes cash used for purchases of property and equipment of $5.6 million and internal-use software development costs of $3.2 million, and excludes repayment of convertible senior notes attributable to debt discount $38.6 million.

About operating metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts on Zendesk Support, Zendesk Chat, and its other products, dollar-based net expansion rate, annual recurring revenue represented by its churned customers, and the percentage of its annual recurring revenue from Support originating from customers with 100 or more agents on Support.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of (i) the number of accounts on Support, exclusive of its legacy Starter plan, free trials, or other free services, (ii) the number of accounts using Chat, exclusive of free trials or other free services, and (iii) the number of accounts on all of its other products, exclusive of free trials and other free services, each as of the end of the period and as identified by a unique account identifier. In the quarter ended June 30, 2018, Zendesk began to offer an omnichannel subscription which provides access to multiple products through a single paid customer account, Zendesk Suite, and in the quarter ended June 30, 2019, Zendesk began to offer a subscription which provides access to Sell and Support through a single paid customer account, Zendesk Duet. In the quarter ended March 31, 2020, Zendesk began to offer two new omnichannel subscriptions, the Zendesk Support Suite and the Zendesk Sell Suite, which provide access to multiple support solutions and sales solutions, respectively, through a single paid customer account. The number of Support Suite paid customer accounts are included in the number of paid customer accounts on Suite, which are included in the number of paid customer accounts on products other than Support and Chat and are not included in the number of paid customer accounts on Support or Chat.

The number of Sell Suite paid customer accounts are included in the number of paid customer accounts on products other than Support and Chat and are not included in the number of paid customer accounts on Support or Chat. Each Duet paid customer account is included once in the number of paid customer accounts on Support and once in the number of paid customer accounts on products other than Support and Chat.

Existing customers may also expand their utilization of Zendesk's products by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk's products to service separate subsidiaries, divisions, or work processes. Other than usage of Zendesk's products through its omnichannel subscription offering, each of these accounts is also treated as a separate paid customer account.

Zendesk's dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk's dollar-based net expansion rate is based upon annual recurring revenue for a set of paid customer accounts on its products. Zendesk determines the annual recurring revenue value of a contract by multiplying the monthly recurring revenue for such contract by twelve.

Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any platform usage above the subscription base, if any, that may be applicable to such subscription. Beginning with the quarter ended June 30, 2019, we excluded the impact of revenue that we expect to generate from fixed-term contracts that are each associated with an existing account, are solely for additional temporary agents, and are not contemplated to last for the duration of the primary contract for the existing account from our determination of monthly recurring revenue. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other GAAP financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk's base revenue. Zendesk defines its base revenue as the aggregate annual recurring revenue across its products for customers with paid customer accounts as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate annual recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that Zendesk identifies involving the consolidation of customer accounts or the split of a single paid customer account into multiple paid customer accounts. In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that are used to determine the base revenue. Giving effect to this consolidation results in Zendesk's dollar-based net expansion rate being calculated across approximately 111,000 customers, as compared to the approximately 169,600 total paid customer accounts as of September 30, 2020.

Zendesk Shareholder Letter Q3 2020 - 20

To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, Sell, Sunshine Conversations, its legacy Smooch product, free trials, or other free services into its measurement of dollar-based net expansion rate. For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports ﬁled with the Securities and Exchange Commission. Zendesk’s percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the annual recurring revenue from Support for paid customer accounts with 100 or more agents on Support as of the measurement date by the annual recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information. For the purpose of determining this metric, Zendesk builds an estimation of the proportion of annual recurring revenue from Suite attributable to Support and includes such portion in the annual recurring revenue from Support. Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of the percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support. Zendesk’s annual revenue run rate is based on its revenue for the most recent applicable quarter. Zendesk annualizes such results to estimate its annual revenue run rate by multiplying the revenue for its most recent applicable quarter by four. Zendesk’s annual revenue run rate is not a comprehensive statement of its ﬁnancial results for such period and should not be viewed as a substitute for full annual or interim ﬁnancial statements prepared in accordance with GAAP. In addition, Zendesk’s revenue for the most recent applicable quarter or annual revenue run rate are not necessarily indicative of the results to be achieved in any future period. Zendesk determines its bookings as the annual recurring revenue from contracts that were entered into during the referenced ﬁscal quarter, either with new customers or for additional products and services with existing customers. Zendesk Shareholder Letter Q3 2020 - 21

Customer metrics September 30, December 31, March 31, June 30, September 30, 2019 2019 2020 2020 2020 Paid customer accounts on 79,600 81,200 82,600 84,100 86,700 Zendesk Support (approx.) + Paid customer accounts 43,600 42,600 41,800 40,600 39,900 on Zendesk Chat (approx.) + Paid customer accounts on other Zendesk products 30,600 33,200 36,100 39,400 43,000 (approx.) = Approximate number of 153,800 157,000 160,600 164,200 169,600 paid customer accounts* *Does not add up to total due to rounding Geographic information Contact Revenue mix by geography Investor contact Karen Sansot Q3’20* +1 415-852-3877 ir@zendesk.com United States 52.1% EMEA 28.2% Media contact APAC 11.1% Marissa Tree +1 415-609-4510 Other 8.7% press@zendesk.com *Does not add up to total due to rounding Source: Zendesk, Inc. Zendesk Shareholder Letter Q3 2020 - 22